UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Panera Bread Company

(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO	63127
(Address of Principal Executive Offices)	(Zip Code)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As previously disclosed, on April 4, 2017, Panera Bread Company, a Delaware corporation (the “Company” or “Panera”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rye Parent Corp., a Delaware corporation (“Parent”), Rye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“JAB”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger, four putative class action complaints have been filed against the Company and its directors (collectively, the “Merger Litigation”).

John Remorenko Litigation

As previously disclosed on a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2017, a putative class action complaint was filed in the United States District Court for the Eastern District of Missouri by John Remorenko on June 2, 2017 in an action captioned Remorenko v. Panera Bread Co. et al., Case No. 4:17-cv-01610-DDN. On June 14, 2017, the plaintiff filed motions for a preliminary injunction and an expedited hearing before the special meeting of the Company’s stockholders to vote to adopt the Merger scheduled to be held on July 11, 2017.

Phillips Litigation

On June 7, 2017, a putative class action complaint was filed by Lawrence Phillips, a purported stockholder of the Company, in the United States District Court for the District of Delaware against the Company and each member of the board of directors of the Company in an action captioned Phillips v. Panera Bread Company et al., Case No. 1:17-cv-00697-RGA. The complaint asserts claims against the Company and each of its directors for violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, Rule 14a-9 promulgated thereunder and Regulation G. The complaint alleges that the defendants disseminated a materially incomplete and misleading definitive proxy statement, filed by Panera with the SEC on June 1, 2017, in connection with the Merger (the “Definitive Proxy Statement”). The complaint seeks various forms of relief, including injunctive relief, money damages and an award of attorneys’ fees and costs. Phillips also filed motions for a preliminary injunction and an expedited hearing before the special meeting of the Company’s stockholders to vote to adopt the Merger scheduled to be held on July 11, 2017. The court has scheduled a hearing on the motion for preliminary injunction for June 30, 2017.

Scott and Gina Rudy Living Trust Dated March 18, 2011 Litigation

On June 7, 2017, a putative class action complaint was filed by Scott and Gina Rudy Living Trust Dated March 18, 2011, a purported stockholder of the Company, in the United States District Court for the Eastern District of Missouri against the Company and each member of the board of directors of the Company in an action captioned Scott and Gina Rudy Living Trust Dated March 18, 2011 v. Panera Bread Company et al., Case No. 4:17-cv-01627-HEA. The complaint asserts claims against the Company and each of its directors for violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder. The complaint alleges that the defendants disseminated a materially incomplete and misleading preliminary proxy statement, filed with the SEC on May 12, 2017, in connection with the Merger. The complaint seeks various forms of relief, including injunctive relief, money damages and an award of attorneys’ fees and costs.

Berg Litigation

On June 8, 2017, a putative class action complaint was filed by Robert Berg, a purported stockholder of the Company, in the United States District Court for the Eastern District of Missouri against the Company, each member of the board of directors of the Company, JAB, Parent and Merger Sub in an action captioned Berg v. Panera Bread Co. et al., Case No. 4:17-cv-01631-DDN. The complaint asserts claims against the Company, each of its directors, JAB, Parent and Merger Sub for violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder. The complaint alleges that the Definitive Proxy Statement disseminated to stockholders was materially incomplete and misleading and seeks various forms of relief, including injunctive relief and an award of attorneys’ fees and costs.

Supplemental Disclosures

Panera believes that the claims asserted in the Merger Litigation are without merit and that no supplemental disclosures are required by applicable law. However, to avoid the risk that the Merger Litigation could delay or adversely affect the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Panera has determined to voluntarily supplement the Definitive Proxy Statement. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Panera specifically denies all allegations in the Merger Litigation that any additional disclosure was or is required.

These supplemental disclosures will not affect the merger consideration to be paid to stockholders of Panera in connection with the Merger or the timing of the special meeting of the stockholders of Panera scheduled for July 11, 2017 at 10:30 a.m., local time, at the offices of Panera Bread Company, 3630 South Geyer Road, St. Louis, Missouri 63127. The Panera board of directors continues to unanimously recommend that you vote “FOR” the adoption of the Merger Agreement and “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger.

The following information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Definitive Proxy Statement, and capitalized terms used in this Current Report on Form 8-K shall have the meanings set forth in the Definitive Proxy Statement, unless otherwise defined herein.

(1) Supplements to “Summary of Material Financial Analyses”

The following disclosure is intended to be inserted after the fourth sentence of the first paragraph under the heading “Summary of Material Financial Analyses” beginning on page 38 of the Definitive Proxy Statement.

The Street Consensus Case was based on certain Wall Street projections of our financial performance publicly available through S&P Capital IQ’s Thomson Reuters I/B/E/S Estimates:

Projections ($ in millions, except diluted earnings per share)
	2017E	2018E	2019E	2020E	2021E
Revenue	2,962	3,206	3,498	3,755	4,047
EBITDA	443	491	543	590	644
EBIT	276	311	357	399	449
Net Income	171	192	220	246	276
Diluted Earnings Per Share	7.65	9.01	10.66	12.35	14.34

Cash Flow ($ in millions)
	2017E	2018E	2019E	2020E	2021E
Tax-Affected EBIT Before Stock-Based Compensation Expense	189	213	243	272	305
Tax-Affected Stock-Based Compensation Expense	10	11	12	12	13
Depreciation and Amortization	167	180	186	191	196
Capital Expenditures and Cash Flow from Other Investing Activities	215	204	205	208	206
Change in Working Capital and Other After-Tax One Time Items	13	3	11	7	11
Unlevered Free Cash Flow (1)	145	181	224	250	292

(1)	Calculated as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less cash flow from other investing activities and adjusted for changes in working capital and certain after tax one-time items of the Company.

(2) Supplements to “Summary of Material Financial Analyses—Discounted Cash Flow Analysis”

The following disclosure supplements and is intended to be inserted before the last sentence in the second paragraph under the heading “Summary of Material Financial Analyses—Discounted Cash Flow Analysis” on page 43 of the Definitive Proxy Statement.

The Company’s assumed weighted average cost of capital was calculated using a cost of equity range of 6.0% to 8.0% (which was based on the Capital Asset Pricing Model using a market risk premium of 6.0%, a risk-free rate of 2.4% (as of April 3, 2017) and a beta of 0.77 for our Class A common stock that was determined by Morgan Stanley using market data from U.S. Long-Term Predicted Beta (USE3 model) as of March 31, 2017, plus a sensitivity adjustment of 1.0% to define the low and high ends of the cost of equity range), a post-tax cost of debt of 1.8% and a ratio of debt to total capitalization of 7.6%, which was based on the Company’s then current capital structure.

The following disclosure supplements and replaces the last sentence in the second paragraph under the heading “Summary of Material Financial Analyses—Discounted Cash Flow Analysis” on page 43 of the Definitive Proxy Statement.

Morgan Stanley then adjusted the total implied aggregate value ranges by our estimated total debt (inclusive of capital leases) of $432.5 million, non-controlling interest of $3.6 million and cash, cash equivalents and marketable securities of $105.5 million, in each case based on the consolidated balance sheet of Panera as of December 27, 2016 provided by the Company’s management, and divided the resulting implied total equity value ranges by the Company’s fully diluted shares outstanding of 23.0 million as provided by the Company’s management.

(3) Supplements to “Summary of Material Financial Analyses—General”

The following disclosure supplements and replaces the first sentence in the seventh paragraph under the heading “Summary of Material Financial Analyses—General” on page 45 of the Definitive Proxy Statement.

In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley or its affiliates have received aggregate compensation for providing financial advisory and/or financing services to certain affiliates of JAB’s ultimate parent entity that are majority controlled by such parent entity, as follows: $14 million from Keurig Green Mountain Inc.; $14 million from Maple Parent Corp.; and $1 million from JAB Forest B.V. Such services provided by Morgan Stanley included two financial advisory engagements, one for an acquisition and another for a joint venture, as well as serving as a joint lead arranger of credit facilities for an acquisition financing. In addition, Morgan Stanley or its affiliates also received aggregate compensation of $18 million during such period for providing financing services to an entity that became part of Jacobs Douwe Egberts, a company that is majority owned by certain affiliates of JAB’s ultimate parent entity.

(4) Supplements to “Certain Company Forecasts”

The following disclosure supplements the table entitled “Cash Flow” under the heading “Certain Company Forecasts” on page 45 of the Definitive Proxy Statement.

Cash Flow

Cash Flow ($ in millions)
	2017E	2018E	2019E	2020E	2021E
Tax-Affected EBIT Before Stock-Based Compensation Expense	198	238	282	331	381
Tax-Affected Stock-Based Compensation Expense	12	13	14	15	15
Depreciation and Amortization	171	187	212	236	259
Capital Expenditures and Cash Flow from Other Investing Activities	187	200	240	255	258
Change in Working Capital and Other After-Tax One Time Items	4	22	31	40	50
Unlevered Free Cash Flow (1)	174	233	271	337	416

(1)	Calculated as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less cash flow from other investing activities and adjusted for changes in working capital and certain after tax one-time items of the Company.

Reconciliation with GAAP Metric

GAAP Metric(1)		2017E	2018E	2019E	2020E	2021E
Y	Income before income taxes	268	329	394	471	556
Y	Interest expense	15	12	13	10	1
Y	Other (income) expense, net	4	5	5	5	5

	EBIT	287	346	412	486	562
Y	Depreciation and amortization	171	187	212	236	259

	EBITDA	458	533	624	722	821
Y	Net cash provided by operating activities	371	441	522	605	692
	Cash paid during the year for interest after taxes	8	12	10	10	5

	Unlevered cash flow from operations	380	453	532	615	698	A
Y	Stock-based compensation expense	19	20	21	22	24	B
Y	Additions to property and equipment	202	212	252	267	270
Y	Repayment of promissory note and receipt of refranchising holdback	(3)	—	—	—	—
Y	Proceeds from sale-leaseback transactions	(12)	(12)	(12)	(12)	(12)

	Capital expenditures and other investing cash flow	187	200	240	255	258	C
	Unlevered free cash flow	174	233	271	337	416	D = A-B-C

(1)	A “Y” identifies the line as a financial measure under GAAP that is part of the standard disclosures by Panera to investors in company filings.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving Panera, Parent, Merger Sub, and JAB. In connection with the proposed Merger, on June 1, 2017, Panera has filed a definitive proxy statement on Schedule 14A with the SEC (the “Definitive Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY NOW OR WHEN THEY BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain these documents free of charge at the SEC’s website, www.sec.gov, and Panera stockholders will receive information at an appropriate time on how to obtain Merger-related documents for free from Panera.

Participants in the Distribution

Panera, Parent and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s Class A common stock and Class B common stock in respect of the proposed Merger. Information about the directors and executive officers of Panera is set forth in the proxy statement for Panera’s 2016 Annual Meeting of stockholders, which was filed with the SEC on April 15, 2016, and in Panera’s Annual Report on Form 10-K for the fiscal year ended December 27, 2016, which was filed with the SEC on February 22, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, expressed or implied, regarding our anticipated growth, operating results, future earnings per share, plans, objectives, the impact of our investments in sales-building initiatives and operational capabilities on future sales and earnings, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “believe,” “positioned,” “estimate,” “project,” “target,” “plan,” “goal,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to: the risk that Panera’s stockholders do not approve the proposed Merger? uncertainties as to the timing of the proposed Merger? the conditions to the completion of the proposed Merger may not be satisfied, or the regulatory approvals required for the proposed Merger may not be obtained on the terms expected or on the anticipated schedule? the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed Merger? the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement? the effect of the announcement or pendency of the proposed Merger on Panera’s business relationships, operating results, and business generally? risks that the proposed Merger disrupts current plans and operations of Panera and potential difficulties in Panera’s employee retention as a result of the proposed Merger? risks related to diverting management’s attention from Panera’s ongoing business operations? the outcome of any legal proceedings that may be instituted against Panera related to the Merger Agreement or the proposed Merger? the amount of the costs, fees, expenses and other charges related to the proposed Merger? and other factors discussed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 27, 2016. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.